UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2010

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 22, 2010, Health Management Associates, Inc. (the “Company”) issued a press release regarding its financial condition as of December 31, 2009 and its results of operations for the three months and year then ended. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Named Executive Officer Incentive Compensation. Annually, the Compensation Committee of the Company’s Board of Directors reviews the Company’s financial performance and profit plan achievement for the prior year. When doing so, the Compensation Committee also calculates the earned contingent compensation for the Company’s then-employed named executive officers in the form of (i) long-term contingent cash and equity compensation and (ii) annual contingent cash compensation. Such contingent compensation is granted under the Company’s Amended and Restated 1996 Executive Incentive Compensation Plan (the “EICP”), which is a comprehensive executive compensation plan maintained by the Company. The EICP is described in greater detail in the Company’s most recent definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2009 (the “2009 Proxy Statement”).

On February 16, 2010, the Compensation Committee made its final determination of the earned long-term contingent compensation for named executive officers under the Company’s 2009 Long-Term Incentive Compensation Program (the “2009 Incentive Program”). Such earned amounts were based on the Company’s achievement of its profit plan at a level of 101% for the year ended December 31, 2009. Profit plan achievement was measured by the Compensation Committee based on the Company’s EBITDA, which is generally defined as consolidated earnings from continuing operations before interest, income taxes, depreciation and amortization, gains (losses) on the early extinguishment of debt and impairments of assets. For purposes of measuring profit plan achievement, the Compensation Committee may exercise its reasonable judgment to include or exclude certain items. The 2009 Incentive Program is described in greater detail in the Company’s 2009 Proxy Statement.

The earned long-term contingent cash awards under the 2009 Incentive Program that were approved by the Compensation Committee on February 16, 2010 were as follows: Gary D. Newsome, President and Chief Executive Officer - $1,500,000; Kelly E. Curry, Executive Vice President and Chief Financial Officer - $562,500; Robert E. Farnham, Senior Vice President-Finance - $233,333; and Timothy R. Parry, Senior Vice President, General Counsel and Corporate Secretary - $145,833. Such amounts vest, assuming continuous employment with the Company, in 25% increments on each of March 1, 2010, 2011, 2012 and 2013. Similarly, the earned long-term contingent equity awards under the 2009 Incentive Program in the form of the Company’s common stock that were approved by the Compensation Committee, which shares also vest in the same manner as described above, were as follows (in shares): Mr. Newsome – 375,000; Mr. Curry – 140,625; Mr. Farnham – 58,334; and Mr. Parry – 36,459.

On February 16, 2010, the Compensation Committee also approved the payment of annual contingent cash compensation to certain named executive officers based on the Company’s achievement of its profit plan at a level of 101% for the year ended December 31, 2009. The approved amounts were as follows: Mr. Curry - $688,500; Mr. Farnham - $408,000; and Mr. Parry - $357,000.

Under the Company’s 2008 Long-Term Incentive Compensation Program (the “2008 Incentive Program”), which was in effect for the year ended December 31, 2008, long-term contingent compensation could be earned based on changes in the Company’s common stock price and the Company’s achievement of its profit plan (determined as described above). Each criterion represented one-half of the contingent performance-based awards granted under the 2008 Incentive Program. The 2008 Incentive Program also included a look-back feature whereby a failure to earn an award during the year ended December 31, 2008 could be made up based on profit plan achievement and/or the change in the price of the Company’s common stock during the subsequent three-year period. The 2008 Incentive Program is described in greater detail in the Company’s 2009 Proxy Statement. On February 16, 2010, the Compensation Committee applied the look-back feature of the 2008 Incentive Program and determined that the stock price criterion was satisfied in its entirety. Accordingly, certain named executive officers were entitled to a portion of their incentive compensation under the 2008 Incentive Program that had not previously been earned. Because the awards subject to the look-back feature pertained to the year ended December 31, 2008, two years of the four year vesting period have elapsed. Therefore, one half of the earned awards vested immediately on February 16, 2010 and, assuming continuous employment with the Company, the remainder will vest equally on each of January 1, 2011 and 2012. The earned long-term contingent cash awards under the look-back feature of the 2008 Incentive Program that were approved by the Compensation Committee on February 16, 2010 were as follows: Mr. Curry - $281,250; Mr. Farnham - $116,667; and Mr. Parry - $72,917. Similarly, the earned long-term contingent equity awards in the form of the Company’s common stock that were approved by the Compensation Committee were as follows (in shares): Mr. Curry – 53,368; Mr. Farnham – 22,138; and Mr. Parry – 13,836.

The forms of Restricted Stock Award and Cash Performance Award for long-term incentive compensation under the EICP can be found at Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009, both of which are incorporated herein by reference.

2010 Named Executive Officer Incentive Compensation. On February 16, 2010, the Compensation Committee granted long-term incentive compensation awards to the Company’s named executive officers for the year ending December 31, 2010 (the “2010 Incentive Program”). The 2010 Incentive Program provides for contingent long-term incentive compensation in the form of cash payments and equity awards. Under the 2010 Incentive Program, the Company’s named executive officers each have a long-term incentive target that is determined based upon a percentage of their base salary. Targeted incentive compensation awards were granted by the Compensation Committee as follows: (i) restricted stock that vests based on service; (ii) restricted stock that vests based on the satisfaction of performance criterion; and (iii) cash based on the satisfaction of the same performance criterion. The predetermined performance criterion that will be reviewed for vesting purposes is the Company’s EBITDA achievement as compared to its profit plan (determined in the same manner as described above for the 2009 Incentive Program). Consistent with the provisions of the 2009 Incentive Program: (i) full vesting of awards under the 2010 Incentive Program requires continuous employment with the Company over a four-year period; (ii) EBITDA must be achieved at 90% of profit plan before any amounts are earned; and (iii) a one-year look-back feature applies to 2010 Incentive Program awards. The 2010 Incentive Program awards were made under the EICP. The long-term contingent cash awards granted under the 2010 Incentive Program by the Compensation Committee on February 16, 2010 were as follows: Mr. Newsome - $1,500,000; Mr. Curry - $562,500; Mr. Farnham - $233,333; and Mr. Parry - $145,833. Similarly, the long-term contingent equity awards granted under the 2010 Incentive Program in the form of shares of the Company’s restricted common stock that were approved by the Compensation Committee were as follows (in shares): Mr. Newsome – 408,163; Mr. Curry – 153,061; Mr. Farnham – 63,492; and Mr. Parry – 39,683. Such restricted stock awards, one half that vest based on service and one half that vest based on achievement of the performance criterion and service, were determined by reference to the closing price of the Company’s common stock on February 16, 2010.

The Compensation Committee also approved a 2010 annual contingent cash compensation program for named executive officers on February 16, 2010. The 2010 program is similar to the 2009 program that is described in the 2009 Proxy Statement. Awards under the 2010 program were determined based upon a percentage of base salary and will be earned based on EBITDA achievement as compared to the Company’s profit plan.

Principal Accounting Officer. Effective February 16, 2010, Gary S. Bryant was named the Company’s Principal Accounting Officer. Mr. Farnham, who previously served as the Company’s Principal Accounting Officer, will continue as its Senior Vice President-Finance. Mr. Bryant, age 40, has served as the Company’s Vice President and Controller since January 1, 2010. He joined the Company in August 2006 and served as its Corporate Controller until December 31, 2009. From August 2004 until joining the Company, Mr. Bryant was Vice President-Controller at MedCath Corporation, a publicly-traded company that owns and operates specialty acute care hospitals. Prior to August 2004, Mr. Bryant, who is a Certified Public Accountant, held a number of management positions in both publicly-traded and privately-held companies. He began his career in public accounting, including a period of time with PricewaterhouseCoopers LLP.

There are no arrangements or understandings between Mr. Bryant and any other person with respect to his appointment as Principal Accounting Officer. Additionally, there have been no transactions since January 1, 2009, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Bryant, or any member of his immediate family, had, or will have, a direct or indirect material interest.

There were no changes in compensation for either Mr. Bryant or Mr. Farnham in respect of the abovementioned changes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Health Management Associates, Inc. on February 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: February 22, 2010	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President-Finance